UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2019

SIENNA BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38155	27-3364627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30699 Russell Ranch Road, Suite 140

Westlake Village, CA 91362

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (818) 629-2256

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into Material Definitive Agreement.

Amendment to SVB Loan and Security Agreement

On January 28, 2019 (the “Amendment Effective Date”), Sienna Biopharmaceuticals, Inc. (the “Company”) entered into a First Amendment (the “Amendment”) to the Loan and Security Agreement entered into with Silicon Valley Bank (“SVB”) on June 29, 2018 (the “Original Agreement”). Under the Original Agreement, the Company drew down a principal amount of $30.0 million on June 29, 2018. Under the Amendment, the Company’s total access to term loans is $30.0 million and, if the Company’s unrestricted cash at SVB falls below (a) at all times prior to February 28, 2019, $30.0 million and (b) at all times on and after February 28, 2019, the greater of (i) $30.0 million and (ii) the sum of (x) $15.0 million, plus (y) the Company’s six month cash burn, tested monthly as of the last day of each month beginning February 28, 2019, then the Company has the option to either (A) prepay the term loans in denominations of $15.0 million (plus accrued and unpaid interest, the final payment fee in respect to the portion of the terms loans being repaid and the prepayment fee in respect to the pro rata portion of the term loans being prepaid in excess of $15.0 million) or (B) immediately cash secure not less than the lesser of the outstanding balance or $15.0 million of the principal balance of all outstanding indebtedness under the term loans (a “Cash Collateralization”). The final payment fee has been increased by 1% to 6.5% of the total term loans advanced. If the Company elects to prepay all or a portion of the term loans pursuant to clause (A) above or effectuate a Cash Collateralization pursuant to clause (B) above, then a Cash Collateralization shall no longer apply.

In connection with the Amendment, on the Amendment Effective Date, the Company issued to SVB and its affiliate, Life Science Loans II, LLC (together, the “SVB Entities”), warrants (the “Warrants”) to purchase an aggregate of 535,714 shares of the Company’s common stock (“Common Stock”) at an exercise price of $2.80 per share. The Warrants are immediately exercisable and have a term of ten years. The exercise price and number and type of shares underlying the Warrants are subject to adjustment upon specified events, including any stock dividend and split, reverse stock split, reclassification, exchange, combination, substitution or similar transaction, as described therein. The Warrants contain a “cashless exercise” feature that allows the SVB Entities to exercise the Warrants without a cash payment to the Company, on a net issuance basis, based upon the fair market value of the Common Stock at the time of exercise, upon the terms set forth therein.

The issuance of the Warrants is exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D under the Securities Act (“Regulation D”). Each of the SVB Entities represented that it is an accredited investor within the meaning of Regulation D, and is acquiring its respective Warrant, and any shares of Common Stock issuable thereunder, for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Warrants and shares of Common Stock issuable upon exercise thereof will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements.

A description of the Original Agreement was included in the Company’s Current Report on Form 8-K filed on July 2, 2018 (the “Initial 8-K”) and is incorporated by reference, and updated by the description of the Amendment, herein. Such description and the descriptions of the Amendment and the Warrants contained in this Current Report on Form 8-K do not purport to be complete and are subject to, and qualified in their entirety by, the full texts of the documents. A copy of the Original Agreement was filed as Exhibit 10.1 to the Initial 8-K and copies of the Amendment and Warrants are filed as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The information required by this Item 3.02 is set forth under Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

4.1	Warrant to Purchase Common Stock, dated as of January 28, 2019, by and between Silicon Valley Bank and Sienna Biopharmaceuticals, Inc.

4.2	Warrant to Purchase Common Stock, dated as of January 28, 2019, by and between Life Science Loans II, LLC and Sienna Biopharmaceuticals, Inc.

10.1	First Amendment to Loan and Security Agreement, dated as of January 28, 2019 between Silicon Valley Bank and Sienna Biopharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIENNA BIOPHARMACEUTICALS, INC.

Date: January 29, 2019	By:	/s/ Timothy K. Andrews
Timothy K. Andrews General Counsel and Secretary